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                LAW OFFICES
      BALLARD SPAHR ANDREWS & INGERSOLL                    BALTIMORE, MD
       1735 MARKET STREET, 51ST FLOOR                        CAMDEN, NJ
         PHILADELPHIA, PENNSYLVANIA                          DENVER, CO
                 19103-7599                                HARRISBURG, PA
          TELEPHONE:  215-665-8500                       SALT LAKE CITY, UT
             FAX:  215-864-8999                            WASHINGTON, DC




                                   December 17, 1996


A I M Distributors, Inc.
Eleven Greenway Plaza
Suite 1919
Houston, Texas 77046

               Re:    Rule 24f-2 Notice - Summit Investors Plans
                      (Securities Act File No. 2-76910)

Gentlemen:

                 We have acted as counsel to A I M Distributors, Inc. ("AIM"), a Delaware corporation, in its capacity as sponsor of Summit Investors Plans ("Summit"), a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act").

                 AIM has requested our opinion as to the legality of periodic payment plans ("Plans") which were issued by Summit during its fiscal year ended October 31, 1996. We have been informed by Summit that Plans in the aggregate face amount of $196,555,451 were issued from time to time during the fiscal year ended October 31, 1996 under Prospectuses included as part of Summit's Registration Statement on Form S-6, Securities Act File No. 2-76910.

                 In connection with giving our opinion, we have examined that certain Custodian Agreement, dated as of May 1, 1996 and effective as of July 1, 1996 ("Custodian Agreement"), between AIM and State Street Bank and Trust Company (the "Custodian") and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records or other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of AIM.

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AIM Summit Investors Plan
December 17, 1996
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                 Based on the foregoing, we are of the opinion that the Plans issued by Summit during its fiscal year ended October 31, 1996 were, when issued in the manner described in the Prospectuses referred to above, legally issued, fully paid and non-assessable, subject to their respective terms.


                               Very truly yours,



                               /s/ BALLARD SPAHR ANDREWS & INGERSOLL

                               BALLARD SPAHR ANDREWS & INGERSOLL